                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

                 We consent to the incorporation by reference in this registration statement of Pacific Telesis Group on Form S-3 of our reports dated February 22, 1996 on our audits of the consolidated financial statements and the financial statement schedule of Pacific Telesis Group as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993, which reports are included or incorporated by reference in Pacific Telesis Group's 1995 Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Independent Public Accountants."


/s/  Coopers & Lybrand LLP


San Francisco, California
July 16, 1996